SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED January 25, 1999
(To Prospectus dated November 9, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1999-1
                                ---------------

The Class A-18 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.




                          The Class A-18 Certificates

o This supplement relates to the offering of the Class A-18 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-18 certificates. Additional information is contained in the prospectus supplement dated January 25, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 9, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the February 25, 2001, the class certificate balance of the Class A-18 certificates was approximately $71,110,000.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-18 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

March 30, 2001

                               THE MORTGAGE POOL

     As of February 1, 2001 (the "Reference Date"), the Mortgage Pool included approximately 1,788 Mortgage Loans having an aggregate Stated Principal Balance of approximately $610,179,626.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                              As of
                                                                                          February 1,
                                                                                              2001
          Total Number of Mortgage Loans............................................         1,788
          Delinquent Mortgage Loans and Pending Foreclosures at
          Period End (1)
               30-59 days...........................................................         1.06%
               60-90 days...........................................................         0.06%
               91 days or more (excluding pending foreclosures).....................         0.28%
                                                                                             -----
               Total Delinquencies..................................................         1.40%
                                                                                             =====
          Foreclosures Pending......................................................         0.11%
                                                                                             -----
          Total Delinquencies and foreclosures pending..............................         1.51%
                                                                                             =====


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000 and to approximately $18.295 billion at November 30, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                       At February 28, (29),                         Period
                                                                                                     Ended
                                                                                                  November 30,
                                        1997           1998            1999            2000           2000
                                        ----           ----            ----            ----           ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............       0.65%          1.08%          1.03%           1.37%           1.31%
         60-89 days..............       0.15           0.16           0.18            0.22            0.26
         90 days or more
              (excluding pending
              foreclosures)......
                                        0.16           0.16           0.12            0.16            0.17
                                        ----           ----           ----            ----            ----
         Total of delinquencies..
                                        0.96%          1.40%          1.33%           1.75%           1.74%
                                        ====           ====           ====            ====            ====
Foreclosures pending.............       0.17%          0.17%          0.14%           0.16            0.21
                                        ====           ====           ====            ====            ====
Total delinquencies and
     foreclosures pending........       1.13%          1.57%          1.47%           1.92%           1.93%
                                        ====           ====           ====            ====            ====
Net Gains/(Losses) on liquidated
     loans (1) ..................  $(2,812,000)    $(2,662,000)   $(3,704,605)    $(3,076,240)    $(565,394)
Percentage of Net Gains/(Losses)
     on liquidated loans (1)(2) .
                                       (0.032)%       (0.024)%       (0.0018)%       (0.017)%        (0.003)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1) ......      (0.033)%       (0.027)%       (0.021)%        (0.018)%        (0.003)%
-----------------


(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                  DESCRIPTION OF THE CLASS A-18 CERTIFICATES

     The Class A-18 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-18 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of February 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class A-18 Certificates was approximately $71,110,000 evidencing a beneficial ownership interest of approximately 11.65% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $580,878,899 and evidenced in the aggregate, a beneficial ownership interest of approximately 95.20% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $29,300,728 and evidenced in the aggregate, a beneficial ownership interest of approximately 4.80% in the Trust Fund. For additional information with respect to the Class A-18 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for February 2001, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                              Original Term to         Remaining Term to
                                                                              ----------------         -----------------
           Principal Balance    Mortgage Rate        Net Mortgage Rate      Maturity (in months)       Maturity in Months
           -----------------    -------------        -----------------      --------------------       ------------------




(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-18 Certificates is $71,110,000, (ix) interest accrues on the Class A-18 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-18 Certificates is March 30, 2001, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% SPA assumes prepayment rates will be 0.55% per annum in month one, 1.1% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-18 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                       Class A-18
                                                    Percentage of SPA
          Distribution Date              0%     100%     250%     400%     500%
          -----------------              --     ----     ----     ----     ----
Initial Percent..................        100     100      100     100       100
March 25, 2002...................        100     100      100     100       100
March 25, 2003...................        100     100      100     100       100
March 25, 2004...................        100      99       99      98        98
March 25, 2005...................         98      96       92      89        86
March 25, 2006...................         96      92       85      77        73
March 25, 2007...................         95      87       75      64        57
March 25, 2008...................         93      80       64      50        41
March 25, 2009...................         90      74       53      37        28
March 25, 2010...................         88      68       44      27        19
March 25, 2011...................         86      62       36      20        13
March 25, 2012...................         83      56       30      15         9
March 25, 2013...................         80      51       25      11         6
March 25, 2014...................         77      46       20       8         4
March 25, 2015...................         74      42       16       6         3
March 25, 2016...................         70      37       13       4         2
March 25, 2017...................         66      33       11       3         1
March 25, 2018...................         62      29        9       2         1
March 25, 2019...................         58      26        7       2         1
March 25, 2020...................         54      22        5       1         0
March 25, 2021...................         49      19        4       1         0
March 25, 2022...................         44      16        3       1         0
March 25, 2023...................         38      13        2       0         0
March 25, 2024...................         32      10        2       0         0
March 25, 2025...................         26       8        1       0         0
March 25, 2026...................         19       5        1       0         0
March 25, 2027...................         12       3        0       0         0
March 25, 2028...................          5       1        0       0         0
March 25, 2029...................          0       0        0       0         0
Weighted Average Life (years) **.       18.5     13.3      9.5     7.7       7.0
--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-18 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations are effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-18 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-18 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-18 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-18 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                                 EXHIBIT 1

---------------------------------------------------------------------------------------------------------
                                           Mortgage Rates (1)
---------------------------------------------------------------------------------------------------------
            Mortgage Rates (%)              Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
6.250                                             2                     $620,974                0.10
---------------------------------------------------------------------------------------------------------
6.375                                             8                   $2,544,279                0.42
---------------------------------------------------------------------------------------------------------
6.500                                            29                  $11,125,007                1.82
---------------------------------------------------------------------------------------------------------
6.625                                            59                  $20,785,928                3.41
---------------------------------------------------------------------------------------------------------
6.750                                           233                  $83,561,000               13.69
---------------------------------------------------------------------------------------------------------
6.875                                           343                 $117,994,070               19.34
---------------------------------------------------------------------------------------------------------
7.000                                           259                  $89,258,465               14.63
---------------------------------------------------------------------------------------------------------
7.125                                           174                  $57,009,346                9.34
---------------------------------------------------------------------------------------------------------
7.250                                           226                  $76,040,249               12.46
---------------------------------------------------------------------------------------------------------
7.375                                           144                  $48,211,749                7.90
---------------------------------------------------------------------------------------------------------
7.500                                           133                  $44,628,499                7.31
---------------------------------------------------------------------------------------------------------
7.625                                            59                  $19,347,320                3.17
---------------------------------------------------------------------------------------------------------
7.750                                            47                  $16,029,350                2.63
---------------------------------------------------------------------------------------------------------
7.875                                            39                  $13,518,387                2.22
---------------------------------------------------------------------------------------------------------
8.000                                            11                   $2,689,326                0.44
---------------------------------------------------------------------------------------------------------
8.125                                             4                   $1,054,920                0.17
---------------------------------------------------------------------------------------------------------
8.250                                            10                   $3,151,765                0.52
---------------------------------------------------------------------------------------------------------
8.375                                             1                     $294,558                0.05
---------------------------------------------------------------------------------------------------------
8.500                                             6                   $2,032,913                0.33
---------------------------------------------------------------------------------------------------------
9.000                                             1                     $281,520                0.05
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================
(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the mortgage loans (as so adjusted) is approximately 7.090%. Without the adjustment, the weighted average Mortgage
Rate of the Mortgage Loans is approximately 7.104% per annum.
---------------------------------------------------------------------------------------------------------

                              Current Mortgage Loan Principal Balances (1)
---------------------------------------------------------------------------------------------------------
      Current Mortgage Loan Amounts         Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000                           17                      $22,933                0.00
---------------------------------------------------------------------------------------------------------
 $ 50,000.01 to $100,000                          4                     $302,538                0.05
---------------------------------------------------------------------------------------------------------
 $100,000.01 to $150,000                          3                     $376,895                0.06
---------------------------------------------------------------------------------------------------------
 $150,000.01 to $200,000                          1                     $156,783                0.03
---------------------------------------------------------------------------------------------------------
 $200,000.01 to $250,000                        167                  $40,253,370                6.60
---------------------------------------------------------------------------------------------------------
 $250,000.01 to $300,000                        609                 $167,525,741               27.46
---------------------------------------------------------------------------------------------------------
 $300,000.01 to $350,000                        393                 $127,055,068               20.82
---------------------------------------------------------------------------------------------------------
 $350,000.01 to $400,000                        210                  $78,096,981               12.80
---------------------------------------------------------------------------------------------------------
 $400,000.01 to $450,000                        125                  $52,892,191                8.67
---------------------------------------------------------------------------------------------------------
 $450,000.01 to $500,000                        101                  $47,750,440                7.83
---------------------------------------------------------------------------------------------------------
 $500,000.01 to $550,000                         58                  $30,637,561                5.02
---------------------------------------------------------------------------------------------------------
 $550,000.01 to $600,000                         41                  $23,457,478                3.84
---------------------------------------------------------------------------------------------------------
 $600,000.01 to $650,000                         32                  $19,894,063                3.26
---------------------------------------------------------------------------------------------------------
 $650,000.01 to $700,000                          7                   $4,739,991                0.78
---------------------------------------------------------------------------------------------------------
 $700,000.01 to $750,000                          6                   $4,346,641                0.71
---------------------------------------------------------------------------------------------------------
 $750,000.01 to $1,000,000                       13                  $11,530,826                1.89
---------------------------------------------------------------------------------------------------------
$1,000,000.01 to $1,500,000                       1                   $1,140,126                0.19
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================

---------------------------------------------------------------------------------------------------------
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $341,264.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                Documentation Program for Mortgage Loans
---------------------------------------------------------------------------------------------------------
             Type of Program                Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
Full                                            837                 $285,463,560               46.78
---------------------------------------------------------------------------------------------------------
Alternative                                     588                 $200,439,659               32.85
---------------------------------------------------------------------------------------------------------
Reduced                                         221                  $76,016,712               12.46
---------------------------------------------------------------------------------------------------------
No Ratio                                         97                  $32,757,759                5.37
---------------------------------------------------------------------------------------------------------
Streamlined                                      33                  $11,489,306                1.88
---------------------------------------------------------------------------------------------------------
Easy Documention                                 12                   $4,012,629                0.66
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788              $610,179,625.00              100.00
-------------------------------------------==============================================================

---------------------------------------------------------------------------------------------------------
                                     Types of Mortgaged Properties
---------------------------------------------------------------------------------------------------------
              Property Type                 Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
Single Family                                 1,257                 $428,782,789               70.27
---------------------------------------------------------------------------------------------------------
Condominium                                      31                   $9,358,253                1.53
---------------------------------------------------------------------------------------------------------
High Rise Condominium                             3                   $1,036,419                0.17
---------------------------------------------------------------------------------------------------------
2-4 Family                                       18                   $6,148,029                1.01
---------------------------------------------------------------------------------------------------------
Planned Unit Development                        479                 $164,854,137               27.02
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================


---------------------------------------------------------------------------------------------------------
                                   Reference Loan-to-Value Ratios (1)
---------------------------------------------------------------------------------------------------------
    Reference Loan-to-Value Ratios (%)      Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
   0.01-50                                       67                  $23,258,045                3.81
---------------------------------------------------------------------------------------------------------
 50.01-55                                        47                  $17,691,274                2.90
---------------------------------------------------------------------------------------------------------
 55.01-60                                        72                  $28,285,336                4.64
---------------------------------------------------------------------------------------------------------
 60.01-65                                       110                  $41,606,697                6.82
---------------------------------------------------------------------------------------------------------
 65.01-70                                       133                  $48,433,784                7.94
---------------------------------------------------------------------------------------------------------
 70.01-75                                       348                 $121,174,510               19.86
---------------------------------------------------------------------------------------------------------
 75.01-80                                       810                 $273,417,018               44.81
---------------------------------------------------------------------------------------------------------
 80.01-85                                        29                   $8,048,741                1.32
---------------------------------------------------------------------------------------------------------
 85.01-90                                       116                  $33,671,875                5.52
---------------------------------------------------------------------------------------------------------
 90.01-95                                        56                  $14,592,347                2.39
---------------------------------------------------------------------------------------------------------
Total:                                        1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================
(1) The weighted average Reference Loan-to-Value Ratio of the Mortgage Loans is approximately 74.1%.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                          Occupancy Types (1)
---------------------------------------------------------------------------------------------------------
              Occupancy Type                Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
Owner Occupied                                1,740                 $594,183,697               97.38
---------------------------------------------------------------------------------------------------------
Non Owner Occupied                               14                   $4,362,383                0.71
---------------------------------------------------------------------------------------------------------
Second Home                                      34                  $11,633,546                1.91
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================
(1) Based upon representations of the related mortgagors at the time of origination.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                              State Distributions of Mortgaged Properties
---------------------------------------------------------------------------------------------------------
                  State                     Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)
---------------------------------------------------------------------------------------------------------
Alaska                                           12                   $4,370,651                0.72
---------------------------------------------------------------------------------------------------------
Arkansas                                          2                     $580,857                0.10
---------------------------------------------------------------------------------------------------------
Arizona                                          24                   $8,401,183                1.38
---------------------------------------------------------------------------------------------------------
California                                      967                 $337,814,420               55.36
---------------------------------------------------------------------------------------------------------
Colorado                                         62                  $19,544,140                3.20
---------------------------------------------------------------------------------------------------------
Connecticut                                      14                   $4,758,571                0.78
---------------------------------------------------------------------------------------------------------
District of Columbia                              2                     $560,409                0.09
---------------------------------------------------------------------------------------------------------
Delaware                                          2                     $576,541                0.09
---------------------------------------------------------------------------------------------------------
Florida                                          32                  $10,760,646                1.76
---------------------------------------------------------------------------------------------------------
Georgia                                          26                   $9,053,482                1.48
---------------------------------------------------------------------------------------------------------
Hawaii                                           15                   $7,442,227                1.22
---------------------------------------------------------------------------------------------------------
Idaho                                            10                   $3,108,496                0.51
---------------------------------------------------------------------------------------------------------
Illinois                                         43                  $13,052,450                2.14
---------------------------------------------------------------------------------------------------------
Indiana                                           5                   $1,658,923                0.27
---------------------------------------------------------------------------------------------------------
Kansas                                            7                   $2,565,110                0.42
---------------------------------------------------------------------------------------------------------
Kentucky                                          4                   $1,344,238                0.22
---------------------------------------------------------------------------------------------------------
Louisiana                                         5                   $1,691,456                0.28
---------------------------------------------------------------------------------------------------------
Massachusetts                                    32                   $9,466,371                1.55
---------------------------------------------------------------------------------------------------------
Maryland                                         46                  $15,314,804                2.51
---------------------------------------------------------------------------------------------------------
Michigan                                         30                  $10,082,947                1.65
---------------------------------------------------------------------------------------------------------
Minnesota                                        11                   $3,547,512                0.58
---------------------------------------------------------------------------------------------------------
Missouri                                         14                   $4,648,566                0.76
---------------------------------------------------------------------------------------------------------
Mississippi                                       4                   $1,276,729                0.21
---------------------------------------------------------------------------------------------------------
Montana                                           3                     $833,913                0.14
---------------------------------------------------------------------------------------------------------
North Carolina                                   15                   $4,960,367                0.81
---------------------------------------------------------------------------------------------------------
New Jersey                                       60                  $19,899,546                3.26
---------------------------------------------------------------------------------------------------------
New Mexico                                       12                   $4,050,620                0.66
---------------------------------------------------------------------------------------------------------
Nevada                                           10                   $3,470,874                0.57
---------------------------------------------------------------------------------------------------------
New York                                         35                  $12,070,355                1.98
---------------------------------------------------------------------------------------------------------
Ohio                                             13                   $4,617,816                0.76
---------------------------------------------------------------------------------------------------------
Oklahoma                                          4                     $834,436                0.14
---------------------------------------------------------------------------------------------------------
Oregon                                           17                   $5,413,977                0.89
---------------------------------------------------------------------------------------------------------
Pennsylvania                                     32                   $9,788,025                1.60
---------------------------------------------------------------------------------------------------------
Rhode Island                                      1                      $22,933                0.00
---------------------------------------------------------------------------------------------------------
South Carolina                                    2                     $507,874                0.08
---------------------------------------------------------------------------------------------------------
Tennessee                                        12                   $4,126,975                0.68
---------------------------------------------------------------------------------------------------------
Texas                                            72                  $25,188,402                4.13
---------------------------------------------------------------------------------------------------------
Utah                                             18                   $6,008,187                0.98
---------------------------------------------------------------------------------------------------------
Virginia                                         41                  $13,528,528                2.22
---------------------------------------------------------------------------------------------------------
Vermont                                           2                     $541,127                0.09
---------------------------------------------------------------------------------------------------------
Washington                                       63                  $20,618,283                3.38
---------------------------------------------------------------------------------------------------------
Wisconsin                                         6                   $1,827,612                0.30
---------------------------------------------------------------------------------------------------------
Wyoming                                           1                     $249,050                0.04
---------------------------------------------------------------------------------------------------------
  Total:                                      1,788                 $610,179,626              100.00
-------------------------------------------==============================================================

---------------------------------------------------------------------------------------------------------
                                       Purpose of Mortgage Loans
---------------------------------------------------------------------------------------------------------
               Loan Purpose                 Number of   Aggregate Principal Balance      Percent of
                                             Mortgage           Outstanding             Mortgage Pool
                                              Loans                                          (%)

---------------------------------------------------------------------------------------------------------
Purchase                                         828                 $277,438,974               45.47
---------------------------------------------------------------------------------------------------------
Construction to Permanent                         16                   $6,250,664                1.02
---------------------------------------------------------------------------------------------------------
Refinance (rate/term)                            566                 $195,321,740               32.01
---------------------------------------------------------------------------------------------------------
Refinance (cash out)                             378                 $131,168,250               21.50
---------------------------------------------------------------------------------------------------------
Total:                                         1,788              $610,179,626.00              100.00
-------------------------------------------==============================================================


                                   EXHIBIT 2



                             Payment Date: 03/25/01


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-1
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1        271,950,145.40    6.500000%     3,211,737.13  1,473,063.29    4,684,800.42       0.00       0.00
                        A2         26,125,371.21    6.500000%       385,977.92    141,512.43      527,490.35       0.00       0.00
                        A3          1,750,000.00    6.500000%             0.00      9,479.17        9,479.17       0.00       0.00
                        A4          1,750,000.00    6.500000%             0.00      9,479.17        9,479.17       0.00       0.00
                        A5          1,994,000.00    6.500000%             0.00     10,800.83       10,800.83       0.00       0.00
                        A6          2,500,000.00    6.500000%             0.00     13,541.67       13,541.67       0.00       0.00
                        A7          2,500,000.00    6.500000%             0.00     13,541.67       13,541.67       0.00       0.00
                        A8         68,597,662.94    6.500000%       784,179.67    371,570.67    1,155,750.34       0.00       0.00
                        A9         77,346,150.89    6.500000%     1,096,444.20    418,958.32    1,515,402.52       0.00       0.00
                        A10         8,575,622.12    6.500000%       100,737.26     46,451.29      147,188.55       0.00       0.00
                        A11           160,512.49    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A12         5,000,000.00    6.500000%             0.00     27,083.33       27,083.33       0.00       0.00
                        A13         9,431,118.00    6.525000%             0.00     51,281.70       51,281.70       0.00       0.00
                        A14         2,901,882.00    6.418750%             0.00     15,522.05       15,522.05       0.00       0.00
                        A15         5,000,000.00    6.400000%             0.00     26,666.67       26,666.67       0.00       0.00
                        A16        17,588,235.00    6.525000%             0.00     95,636.03       95,636.03       0.00       0.00
                        A17         5,411,765.00    6.418750%             0.00     28,947.31       28,947.31       0.00       0.00
                        A18        71,110,000.00    6.500000%             0.00    385,179.17      385,179.17       0.00       0.00
                        PO          1,186,433.71    0.000000%         1,557.93          0.00        1,557.93       0.00       0.00
                        X         491,542,437.80    0.443539%             0.00    181,681.90      181,681.90       0.00       0.00
Residual                AR                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        M          14,253,193.97    6.500000%        14,371.90     77,204.80       91,576.70       0.00       0.00
                        B1          6,605,019.45    6.500000%         6,660.03     35,777.19       42,437.22       0.00       0.00
                        B2          2,781,421.03    6.500000%         2,804.59     15,066.03       17,870.62       0.00       0.00
                        B3          2,433,376.76    6.500000%         2,453.64     13,180.79       15,634.43       0.00       0.00
                        B4          1,738,265.94    6.500000%         1,752.74      9,415.61       11,168.35       0.00       0.00
                        B5          1,489,450.55    6.500000%         1,501.86      8,067.86        9,569.72       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        610,179,626.46     -            5,610,178.87  3,479,108.91    9,089,287.78     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1        268,738,408.27              0.00
                                A2         25,739,393.29              0.00
                                A3          1,750,000.00              0.00
                                A4          1,750,000.00              0.00
                                A5          1,994,000.00              0.00
                                A6          2,500,000.00              0.00
                                A7          2,500,000.00              0.00
                                A8         67,813,483.27              0.00
                                A9         76,249,706.69              0.00
                                A10         8,474,884.86              0.00
                                A11           161,381.93              0.00
                                A12         5,000,000.00              0.00
                                A13         9,431,118.00              0.00
                                A14         2,901,882.00              0.00
                                A15         5,000,000.00              0.00
                                A16        17,588,235.00              0.00
                                A17         5,411,765.00              0.00
                                A18        71,110,000.00              0.00
                                PO          1,184,875.78              0.00
                                X         486,087,808.41              0.00
Residual                        AR                  0.00              0.00
                                M          14,238,822.07              0.00
                                B1          6,598,359.42              0.00
                                B2          2,778,616.44              0.00
                                B3          2,430,923.12              0.00
                                B4          1,736,513.20              0.00
                                B5          1,487,948.69              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        604,570,317.03     -
--------------------------------------------------------------------------------

                             Payment Date: 03/25/01


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-1
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1    271,950,145.40     6.500000% 12669A3Z5     9.746950      4.470439    815.564860
                           A2     26,125,371.21     6.500000% 12669A4A9    11.681080      4.282675    778.966598
                           A3      1,750,000.00     6.500000% 12669A4B7     0.000000      5.416667  1,000.000000
                           A4      1,750,000.00     6.500000% 12669A4C5     0.000000      5.416667  1,000.000000
                           A5      1,994,000.00     6.500000% 12669A4D3     0.000000      5.416667  1,000.000000
                           A6      2,500,000.00     6.500000% 12669A4E1     0.000000      5.416667  1,000.000000
                           A7      2,500,000.00     6.500000% 12669A4F8     0.000000      5.416667  1,000.000000
                           A8     68,597,662.94     6.500000% 12669A4G6     9.487728      4.495604    820.469962
                           A9     77,346,150.89     6.500000% 12669A4H4    11.303898      4.319291    786.103763
                           A10     8,575,622.12     6.500000% 12669A4J0    10.073726      4.645129    847.488486
                           A11       160,512.49     6.500000% 12669A4K7     0.000000      0.000000    306.809753
                           A12     5,000,000.00     6.500000% 12669A4L5     0.000000      5.416667  1,000.000000
                           A13     9,431,118.00     6.525000% 12669A4M3     0.000000      5.437500  1,000.000000
                           A14     2,901,882.00     6.418750% 12669A4N1     0.000000      5.348958  1,000.000000
                           A15     5,000,000.00     6.400000% 12669A4P6     0.000000      5.333333  1,000.000000
                           A16    17,588,235.00     6.525000% 12669A4Q4     0.000000      5.437500  1,000.000000
                           A17     5,411,765.00     6.418750% 12669A4R2     0.000000      5.348958  1,000.000000
                           A18    71,110,000.00     6.500000% 12669A4S0     0.000000      5.416667  1,000.000000
                           PO      1,186,433.71     0.000000% 12669A4T8     1.199134      0.000000    911.995015
                           X     491,542,437.80     0.443539% 12669A4U8     0.000000      0.311996    834.742247
Residual                   AR              0.00     6.500000% 12669A4V9     0.000000      0.000000      0.000000
                           M      14,253,193.97     6.500000% 12669A4W1     0.985795      5.295617    976.666580
                           B1      6,605,019.45     6.500000% 12669A4X9     0.985795      5.295617    976.666581
                           B2      2,781,421.03     6.500000% 12669A4Y7     0.985796      5.295617    976.666587
                           B3      2,433,376.76     6.500000% 12669A4Z4     0.985793      5.295617    976.666581
                           B4      1,738,265.94     6.500000% 12669A5A8     0.985793      5.295617    976.666592
                           B5      1,489,450.55     6.500000% 12669A5B6     0.844263      4.535304    836.442644
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     610,179,626.46       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-1
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                           Total
                                           -----
Prin balance       604,570,316.81   604,570,316.81
Loan count                   1772             1772
Avg loan rate           7.117315%             7.12
Prepay amount        4,994,149.63     4,994,149.63

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Master serv fees       125,053.53       125,053.53
Sub servicer fees        6,941.63         6,941.63
Trustee fees             4,576.35         4,576.35


Agg advances                  N/A              N/A
Adv this period         65,944.00        65,944.00

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                           Total
                                           -----
Realized losses              0.00             0.00
Cumulative losses      250,193.74       250,193.74

Coverage Amounts                           Total
----------------                           -----
Bankruptcy                   0.00             0.00
Fraud                7,049,756.22     7,049,756.22
Special Hazard               0.00             0.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            610,179,626.46
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                          20                 6,821,136.66
60 to 89 days                           1                   470,856.16
90 or more                              5                 1,843,575.14
Foreclosure                             0                         0.00

Totals:                                26                 9,135,567.96
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            9,089,287.78          9,089,287.78
Principal remittance amount            5,610,178.87          5,610,178.87
Interest remittance amount             3,479,108.91          3,479,108.91